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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference of our firm under the caption "Experts" and to the incorporation by reference of our report dated January 31, 1997 with respect to the consolidated financial statements of DataWorks Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996, in the Joint Proxy/Prospectus of DataWorks Corporation that is made a part of the Registration Statement (Form S-3) for the registration of shares of its common stock.



                                                   ERNST & YOUNG LLP



San Diego, California
September 19, 1997